Research Frontiers Demonstrates SPD-Smart Windows Establishing New Benchmarks
    of Performance and Invites the Smart Glass Industry to Participate in Side-by-Side Public Evaluations and Comparisons


Woodbury, New York - June 14, 2010. Research Frontiers Inc. (Nasdaq: REFR), the developer and licensor of SPD-Smart(tm) light-control technology, demonstrated at its Annual Meeting of Stockholders last Thursday new benchmarks of performance for the smart glass industry, and invited all industry participants to contribute products and provide data for side-by-side public evaluations and comparisons.

Standing next to two large smart architectural window panels and a smart aircraft dimmable window, all using Research Frontiers' patented SPD-Smart light-control technology, Research Frontiers' President and CEO Joseph M. Harary invited other smart window industry participants, particularly those offering electrochromic products, to publish a more complete combination of performance data and key performance specifications about their products.

Mr. Harary also invited other smart window companies to join Research Frontiers in its efforts to educate the public by contributing full-sized product samples to their industry peers for public comparison at upcoming major trade shows this Fall, and participating in focus group studies and panel discussions.

At the Research Frontiers Annual Meeting several SPD-Smart products were demonstrated:

o Two large architectural panels that were 3 feet wide and 6 feet tall which were set to automatically switch between their darkest tint and their clearest tint within seconds, and also were operable manually via a small remote control.

o An aircraft window which achieved 99.96% light blockage and permitted passengers to adjust their shading to any level from clear to dark within seconds and achieve 100% privacy in a fraction of one second.

o Two automobiles equipped with SPD-Smart sunroofs, side windows and sun visors.

These products were supplied courtesy of several licensees of Research Frontiers and used SPD-Smart light-control film manufactured by Hitachi Chemical Company, Ltd. under license from Research Frontiers. Hitachi Chemical has announced the world's largest known production capacity of any smart window technology, and even custom-made large SPD-Smart architectural windows can typically be delivered to customers within 3-4 weeks. Research Frontiers has also licensed most of the world's largest automotive glass suppliers, and is working directly, along with its licensees, with several of the world's most prestigious automobile manufacturers on SPD-Smart products for serial production vehicles.

All of these products dramatically demonstrated the superior performance benefits possible when everyday products are made "SPD-Smart" using Research Frontiers patented light-control technology.

On exhibit at the Annual Meeting were SPD-Smart products used on both glass and plastic windows and shades. Electrochromic technology effectively can only be used on glass. This ability to use SPD-Smart film technology with shatter-proof plastic as well as glass has importance where weight is an issue, or where window strength and security are essential, such as on automobile roofs, and bullet-resistant and hurricane/impact-resistant windows.

One of the most important performance characteristics discussed when comparing smart window technologies is the time it takes for a user to control the amount of light and glare to which they are subjected. SPD-Smart windows switch from a very dark state to an optically clear state in 1-3 seconds. This is 15-20 times faster than the reported switching speed for electrochromic window shades currently offered or under development in the aircraft industry, and more than 300 times faster than the 10 minutes or more that even relatively small electrochromic windows for the architectural market are known to require to switch. Electrochromic technology gets progressively slower to switch as the surface area being shaded increases. In comparison, SPD-Smart light-control technology in an aircraft window shade or in larger applications such as windows, skylights or sunroofs for cars, boats or your home or office, will switch from dark to clear in 1-3 seconds regardless of window size.

SPD-Smart windows allow more precise light-control by enabling the user to select an infinite number of intermediate levels of tint from extremely dark to clear, and with an impressive dynamic range of light control and the highest contrast ratios reported for any smart window technology. Most architectural windows using electrochromic technology do not have intermediate levels, instead offering only two states of light transmission - tinted and clear. Some smaller window applications, such as those used for the aircraft market, may offer 2-3 pre-set intermediate states - far from the unlimited tunability and control of the tint that SPD-Smart technology offers.

Fast switching speed, maximum light blockage, and the ability to control intermediate light transmission states are required to optimally achieve energy efficiency needs and occupant comfort. For example, in architectural projects, having the ability to quickly adapt the smart window to changing environmental conditions and building needs - whether because of changing exterior temperatures, peak day energy demands, the sudden presence or absence of people occupying a room, or shifting cloud patterns - makes SPD-Smart windows the most effective and efficient smart window shading technology. Light-management needs are just as important on aircraft, where rapidly changing light conditions and the movement of the aircraft require immediate response to most effectively manage light and glare (particularly in high-altitude, intense sunlight), and increase passenger satisfaction, comfort and control.

"In any smart window, light and glare needs to be handled immediately and completely. On aircraft, to best serve the needs of passengers and operators, dimmable windows must confront the harshest light and glare conditions encountered. At the meeting, we demonstrated just how exceptional an SPD-equipped aircraft window shade, provided by our licensee InspecTech Aero Service, performs when a plane banks into a turn and the passengers' windows are flooded with direct sun," explained Joe Harary. "We put a very bright, focused light 8 inches from InspecTech's I-Shade brand of SPD-Smart window - and when switched, within seconds in the darkest state with 100% privacy achieved, you could not see anything except the faint outline of the filament from the light source. Based upon our own observations, we do not believe this is possible with electrochromic dimmable windows."

Research Frontiers and its licensees have the most experience with variable light transmission aircraft window shades. The first SPD-equipped aircraft window shades were installed by InspecTech in 2001 and are still in service, in contrast to the first reported installation of EC dimmable windows by PPG in late 2009. Today, InspecTech's SPD-Smart aerospace window shades are currently flying on 24 different aircraft models (both airplanes and helicopters). This success compares to one reported model that is currently flying with electrochromic PPG window shades, and one additional model under development.

SPD-Smart aircraft window shades are currently flying on the following aircraft models:

o	Airbus A380 - OEM
o	Hawker 400XP
o	Hawker 800
o	Hawker 1000
o	Fairchild Merlin
o	Learjet 25
o	Learjet 35
o	Bell 430
o	Westwind I
o	King Air 300 Series
o	King Air C90
o	King Air 100
o	King Air 200
o	Bombardier Challenger 601
o	Cessna Conquest II
o	Cessna Citation I
o	Cessna Citation II
o	Eurocopter AS365
o	Commander 900
o	Dassault Falcon 20
o	Dassault Falcon 50
o	Beechjet
o	Nextant 400NEXT
o	Sikorsky S92 - OEM

Independent tests show that SPD-Smart windows can be configured to block
94% of solar heat gain, which is higher heat blockage than the best reported double glazed window using any other smart glass technology, and over 5 times more heat blockage than that managed by a typical energy-efficient double glazed window. Additional energy savings can be achieved by using SPD-Smart light-control film technology for heat and daylight harvesting. Potential energy savings can be significant because buildings alone consume 40% of the energy and 72% of the electricity used in the United States and in Europe.

Steve Abadi, the Chairman and CEO of Innovative Glass Corp. which is licensed by Research Frontiers to offer SPD-Smart windows, skylights and other products for the architectural market, also presented at the Annual Meeting a number of projects that were either already completed or in the process of being installed using SPD-SmartGlass for the commercial, residential and military markets. These projects include:

o  residential projects in Florida for hurricane-rated windows

o commercial projects in California including a high-tech R&D optics laboratory that used 24 SPD-Smart panels, each of which are each 9 feet tall by 3 feet wide

o  residential projects in Washington, D.C.

o  a project for the military in Australia

o a project emphasizing energy efficient smart windows at Fort Knox, Kentucky

o an upcoming high-profile project in lower Manhattan specifying the use of 43 SPD-Smart polycarbonate panels, not only for its traditional functional uses of energy efficiency, view preservation and easy maintenance, but also as a way to create a multimedia experience for visitors to this project and help unify the building structure with the nature that surrounds it

o a project in Manhattan that is a showroom for a high-end audio/video integrator

SPD-Smart light-control film technology transforms widely used products - windows, skylights, curtainwalls, partitions, sunroofs and more - into products that allow users to instantly and precisely control the light, glare and heat entering a building or vehicle. SPD-SmartGlass is instantly tunable to an infinite number of light transmission states regardless of window size, and easily adapts to individual preferences using control devices ranging from basic dimmer switches and photosensors to those that are integrated into a building's or vehicle's intelligent control system. These unequalled performance characteristics help optimize energy-savings and human comfort, and they offer many other desired benefits such as increased security, noise reduction, protection from harmful ultraviolet light and the potential for aesthetically distinctive designs. On aircraft, weight-saving light-control and shading systems are needed that reduce cabin heat build-up, preserve views, offer privacy on-demand, and protect passengers and interiors from harmful UV light. In a boat, glare from the water and solar heat gain from the sun can pose particularly unique issues that need heat, light and glare to be controlled and managed, while also preserving views. In a home or office, managing energy and preserving views are desired using windows and skylights with excellent solar heat gain control properties and daylight harvesting benefits to further reduce energy consumption and improve occupant comfort. SPD-Smart light-control film technology can address all of these needs, thus allowing elegant and efficient engineering and design solutions for the modern green home, office, boat, car or aircraft.

About SPD Technology and Research Frontiers Inc.

Research Frontiers Inc. (Nasdaq: REFR) develops and licenses suspended particle device (SPD) technology used in VaryFast(tm) SPD-Smart controllable glass and plastic products. Benefits include dynamic control of light, glare and heat passing through many types of glazings, noise reduction, greater security due to both privacy and structural integrity, and the protection of interiors and occupants from heat and harmful ultraviolet radiation.
SPD technology, made possible by a flexible light-control film invented and patented by Research Frontiers, allows the user to instantly, precisely and uniformly control the shading of glass or plastic, either manually or automatically. This patented film can be used to transform into "smart" products a variety of products used every day in homes, buildings, cars, aircraft, boats, trains and motorcoaches.

Current product applications for SPD technology include: SPD-Smart windows, sunshades, skylights, atria, curtainwalls and interior partitions for homes and buildings; automotive windows, sunroofs, roof systems, sunvisors and sunshades; and aircraft and marine windows and window shades. Potential future applications include: eyewear products including sunglasses, ski goggles and motorcycle helmets, mirrors; flat panel displays for electronic products; and light-control filters for various industrial and consumer applications.

SPD-Smart film technology was awarded the "Best of What's New Award" for home technology from Popular Science magazine, received the 2007 North American Frost & Sullivan Award for Excellence in Technology for glass, and was also recognized as one of the top technologies by the Society of Automotive Engineers' Aerospace Engineering magazine. SPD technology is covered by over 500 patents and patent applications held by Research Frontiers worldwide. Currently 37 companies are licensed to use Research Frontiers' patented SPD light-control technology in emulsions, films, or end-products. Further information about SPD-Smart technology, Research Frontiers and its licensees can be found at www.SmartGlass.com.

Note: From time to time Research Frontiers may issue forward-looking statements which involve risks and uncertainties. This press release contains forward-looking statements. Actual results could differ and are not guaranteed. Any forward-looking statements should be considered accordingly. SPD-Smart(tm), SPD-SmartGlass(tm), SmartGlass(tm), VaryFast(tm), Speed Matters(tm), Powered by SPD(tm), SPD Clean Technology(tm), SPD On-Board(tm), Visit SmartGlass.com - to change your view of the world(tm) and The View of the Future - Everywhere
You Look(tm) are trademarks of Research Frontiers Inc.

To learn more, please visit www.SmartGlass.com or follow us on our Twitter and Facebook sites.

Representatives of smart window companies interested to participate in public comparisons at upcoming major trade shows, focus group studies and panel discussions should contact:

Research Frontiers Inc.
Gregory M. Sottile, Ph.D.
Director of Market Development
Info@SmartGlass.com
(516) 364-1902